Exhibit 99.1

Sunworks Reports Second Quarter Revenue of $25.0 Million and

Earnings per Share of $0.05

— Focused effort to enhance operational efficiency drives sequential increase in operating margin, net income and earnings —

ROSEVILLE, Calif. August 10, 2017 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for agriculture, commercial and industrial (ACI) and residential markets, today announced financial results for the second quarter and six months ended June 30, 2017.

Q2 2017 Summary:

●	Revenue of $25.0 million, a decrease of 19.3% compared to the record $31.0 million recorded in the year-ago quarter and a sequential increase of 73.6% versus the $14.4 in the first quarter of 2017.

●	Gross margin of 26.9% compared to 29.4% in the year-ago quarter and 19.4% in the first quarter of 2017.

●	Net income of $1.1 million compared to net income of $0.7 million in the year-ago quarter and a net loss of $2.9 million in the first quarter of 2017.

●	Backlog of $58.2 million compared to $59.8 million at March 31, 2017 and $43.8 million at June 30, 2016.

Chuck Cargile, Sunworks Chief Executive Officer said, “We executed well in the second quarter to achieve our near-term objective of returning Sunworks to profitability. Our revenue and gross margins improved sequentially and we reduced our operating expenses while strengthening our back-office systems and internal controls. As a result, we generated a 43.5% year-over-year increase in net income on a lower base of revenue, demonstrating the earnings power of Sunworks. Today, we have a stable platform for profitable growth firmly in place. Our backlog for scheduled installations remains strong and our pipeline for new sales is robust, giving us confidence for even greater profitability in the second half of this year. We are intensely focused on driving higher revenue and profitability to significantly increase shareholder value.”

“The second quarter last year represented a record level of revenue for Sunworks, more than 60% above previous records,” added Mr. Cargile. “The $25 million reported in the second quarter this year is the second-highest revenue level in our history, and we are confident we have the backlog and demand to support sustainable and profitable growth going forward.”

As of June 30, 2017, the company’s cash balance was $4.2 million and total debt outstanding (including convertible debt) was $2.2 million.

Backlog:

Three Months Ended

	Q2 2017	Q2 2016	% Change
(in Millions USD)
Beginning backlog	$59.8	$39.6	51.0%
New sales	23.4	35.2	-33.6%
Revenue	(25.0)	(31)	-19.4%
Ending backlog	$58.2	$43.8	32.9%
(In Megawatts)
Beginning backlog	23.6	13.0	81.5%
New sales	10.9	14.0	-22.1%
Revenue	(12.1)	(12.5)	-3.5%
Ending backlog	22.4	14.5	54.8%

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):

Adjusted EBITDA is a supplemental non-GAAP financial measure that the Company believes is an important measure of operating performance.

The following is a non-GAAP measure of cash flow, or adjusted EBITDA, which adds back non-cash items including interest, taxes, stock based compensation and depreciation and amortization.

Adjusted EBITDA:

	Q2 2017	Q2 2016	$ Change
Three Months Ended
(in Thousands USD)
Net income	$1,068	$744	$324
Add back:
Interest	246	286	(40)
Taxes	0	0	0
Stock based compensation	317	1,834	(1,517)
Depreciation and amortization	103	96	7
Adjusted EBITDA	$1,734	$2,960	$(1,226)
As a percentage of revenue	6.9%	9.5%

Conference Call Details:

Management will host a conference call to discuss these results today, Thursday August 10, 2017 at 10 a.m. ET. To access the call, please dial 1-866-682-6100 (toll free) or 1-862-255-5401 (international). The conference call will also be broadcast live over the Internet, which can be accessed via the Investor Relations section of Sunworks’ web site at http://ir.sunworksusa.com. All participants should call or access the website approximately 5 minutes before the conference begins.

The webcast will be available for replay for at least 90 days. A telephonic replay of this conference call will also be available by dialing 1-877-481-4010 (toll free) or 1-919-882-2331 (International) using Replay ID 18827, until 11:59 p.m. ET on August 24, 2017.

About Sunworks, Inc.

Founded in 1983, Sunworks, Inc. is a premier provider of solar power solutions for both consumers and businesses. We’re committed to quality construction practices that always exceed industry standards and uphold our ideals of ethics and safety.

Today, Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance oriented solutions for the agriculture, commercial, federal, public works, residential, and utility industries. Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we stand by in order to support our customers above and beyond their expectations.

Sunworks fields a diverse, seasoned workforce that includes distinguished veterans who are devoted to providing the very best customer experience. All of our employees, from technicians to executives, uphold our company’s guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations Contact:

Rob Fink/John Roginski

Hayden IR

646-415-8972 / 570-569-2479

rob@haydenir.com / john@haydenir.com

SUNWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND JUNE 30, 2016

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Revenues	$25,011	$30,995	$39,362	$50,424

Cost of Goods Sold	18,278	21,869	29,850	35,714

Gross Profit	6,733	9,126	9,512	14,710

Operating Expenses
Selling and marketing expenses	1,793	3,284	3,540	5,845
General and administrative expenses	3,204	2,869	6,534	5,750
Stock based compensation	317	1,834	534	1,862
Depreciation and amortization	103	96	206	116

Total Operating Expenses	5,417	8,083	10,814	13,573

(Loss) Income before Other Expenses	1,316	1,043	(1,302)	1,137

Other Expenses
Other expenses	(2)	(13)	(45)	(218)
Interest expense	(246)	(286)	(491)	(533)

Total Other Expenses	(248)	(299)	(536)	(771)

(Loss) Income before Income Taxes	1,068	744	(1,838)	366

Income Tax Expense	-	-	-	-

Net (Loss) Income	$1,068	$744	$(1,838)	$366

EARNINGS PER SHARE:
Basic	$0.05	$0.04	$(0.08)	$0.02
Diluted	$0.04	$0.03	$(0.08)	$0.02

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	22,447,752	20,354,517	21,859,169	19,583,194
Diluted	25,831,671	24,321,750	21,859,169	23,051,023

SUNWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016

(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$4,165	$11,069
Restricted cash	250	37
Accounts receivable, net	16,674	9,665
Inventory	3,698	3,394
Costs in excess of billings	5,839	4,307
Other current assets	623	117

Total Current Assets	31,249	28,589

Property and Equipment, net	1,494	1,674

Other Assets
Other deposits	65	53
Goodwill	11,364	11,364

Total Other Assets	11,429	11,417

Total Assets	$44,172	$41,680

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$12,153	$12,979
Billings in excess of costs	8,879	4,997
Customer deposits	534	64
Loan payable, current portion	225	218
Acquisition convertible promissory note, current portion	606	454

Total Current Liabilities	22,397	18,712

Long Term Liabilities
Loan payable	381	496
Acquisition convertible promissory notes, net of beneficial conversion feature of $370 and $807, respectively	640	505
Warranty liability	186	116
Convertible promissory notes	384	654
Total Long Term Liabilities	1,591	1,771
Total Liabilities	23,988	20,483

Shareholders’ Equity
Preferred stock Series B, $.001 par value; 5,000,000 authorized shares; 1,506,024 shares issued and outstanding	2	2
Common stock, $.001 par value; 200,000,000 authorized shares; 22,455,664 and 20,853,921 shares issued and outstanding, respectively	22	21
Additional paid in capital	71,141	70,317
Accumulated Deficit	(50,981)	(49,143)

Total Shareholders’ Equity	20,184	21,197

Total Liabilities and Shareholders’ Equity	$44,172	$41,680